 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2021

THE LOVESAC COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-38555	32-0514958
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

Two Landmark Square, Suite 300 Stamford, Connecticut 06901
(Address of Principal Executive Offices, and Zip Code)

(888) 636-1223
Registrant’s Telephone Number, Including Area Code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	LOVE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 11, 2021, The Lovesac Company (the “Company”) announced the appointment of Ms. Mary Fox, 49, to the position of President and Chief Operating Officer of the Company, effective November 15, 2021. Prior to joining the Company, Ms. Fox served as the General Manager for North America Consumer Products at BIC since 2018, and in various roles within ecommerce, business development and business transformation at L’Oréal from 2012 to 2018. Ms. Fox has served as a director of AF Acquisition Corp. since 2021 and as a member of the Board of Directors of the Company since 2020.

In connection with her appointment, on November 9, 2021, Ms. Fox notified the Board of her decision to resign from the Board of Directors (the “Board”), effective November 15, 2021. Ms. Fox’s decision to resign from the Board was not a result of any disagreement with the Company. Mr. Walter McLallen, a current Board director and Chair of the Audit Committee of the Board of Directors, was appointed Chair of the Compensation Committee, effective September 15, 2021, succeeding Ms. Fox.

The Company also announced the appointment of Mr. Jack A. Krause, 58, to the position of Chief Strategy Officer of the Company and as a member of the Board of Directors, in each case, effective November 15, 2021. Previously, Mr. Krause served as the Company’s President and Chief Operating Officer since 2015. Mr. Krause will not be receiving any compensation in connection with his role as a Board director.

There are no arrangements or understandings between Ms. Fox and Mr. Krause and any other person relating to the selection of Ms. Fox and Mr. Krause to the positions described above. Neither Ms. Fox nor Mr. Krause nor any of their immediate family members have been or are currently proposed to be a participant in any transaction that would be required to be reported pursuant to Item 404(a) of Regulation S-K (17 CFR 229.404(a)).

In connection with these appointments, Ms. Fox and Mr. Krause will receive the following compensation:

•Effective November 15, 2021, Ms. Fox’s base salary will be $429,000 and she will be eligible for an annual cash-based short-term incentive award (“Annual Incentive”) with a target award amount of 60% of her base salary up to a maximum of 120% of her base salary. For fiscal year 2023 only, in addition to her Annual Incentive, Ms. Fox is eligible to receive a cash incentive up to $400,000 (“Additional Incentive”). The payment of any Annual Incentive or Additional Incentive shall be subject to the Company’s performance relative to metrics and targets set by the Compensation Committee of the Board of Directors for the performance period, and subject to the terms and conditions of any applicable compensation plans. Ms. Fox will be eligible to receive (i) an annual grant of restricted stock units (“RSUs”) valued at $765,000 which shall be subject to time-based and performance-based vesting conditions, and (ii) an annual discretionary grant of RSUs valued up to $1,649,000 which shall be subject to performance-based vesting conditions. Upon commencement of employment, Ms. Fox will receive a one-time cash award of $500,000, and a one-time RSU grant valued at $1,500,000, subject to time-based and performance-based vesting conditions. The terms and conditions of all RSU grants shall be established by the Compensation Committee and governed by applicable equity compensation plans and award agreements. Ms. Fox has entered into an employment agreement with the Company which provides severance benefits upon separation of employment, the terms of which are consistent with the employment agreements that have been entered into with the other executive officers of the Company.

•Effective November 15, 2021, Mr. Krause’s base salary will remain at $429,000 and he will be eligible for an Annual Incentive with a target value of 60% of his base salary up to a maximum of 120% of his base salary. The payment of any Annual Incentive shall be subject to the Company’s performance relative to metrics and targets set by the Compensation Committee of the Board of Directors for the performance period, and subject to the terms and conditions of any applicable compensation plans. Mr. Krause will be eligible to receive an annual grant of RSUs valued at $765,000 which shall be subject to time-based and performance-based vesting conditions plus a discretionary award of RSUs, which shall be subject to performance-based vesting conditions. The terms and conditions of all RSU grants shall be established by the Compensation Committee and governed by applicable equity compensation plans and award agreements. Mr. Krause has entered into a second amendment to his employment agreement with the Company pursuant to these terms. All other terms of Mr. Krause's employment agreement, as previously amended, remain in full force and effect.

The foregoing summary of Ms. Fox’s employment agreement and the second amendment to Mr. Krause’s employment agreement are qualified in their entirety by the complete copy of each of document attached hereto as Exhibits 10.1 and 10.2. A copy of the Company’s November 11, 2021 press release announcing the foregoing organizational and Board changes is furnished hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement between the Company and Mary Fox, dated September 30, 2021
10.2	Second Amendment to Employment Agreement between the Company and Jack A. Krause, dated November 9, 2021
10.3	Offer Letter between the Company and Mary Fox, dated September 30, 2021
10.4	Mary Fox Resignation Letter from Board of Directors, dated November 9, 2021
99.1	Press Release, dated November 11, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 12, 2021

THE LOVESAC COMPANY

	By:	/s/ Donna Dellomo
	Name:	Donna Dellomo
	Title:	Executive Vice President and Chief Financial Officer